Exhibit 10.20

EXCLUSIVE OPTION AGREEMENT

This Exclusive Option Agreement (this “Agreement”) is entered into as of August 21, 2013 by and among the following parties:

(1)	Sungy Data Ltd. ( the “Sungy Data” ), an offshore enterprise registered in British Virgin Islands (“BVI”), under the laws of BVI;

(2)	Jiubang Computer Technology (Guangzhou) Co., Ltd. (the “WFOE”), a wholly foreign-owned enterprise registered in Guangzhou, the People’s Republic of China (“China”), under the laws of China;

(3)	Guangzhou Hengye Software Technology Co., Ltd. (“Guangzhou Hengye”), a domestic company registered in Guangzhou, China, under the laws of China;

(4)	Yuqiang Deng, a citizen of China (PRC ID No.: 441900197603280018);

(5)	Xiangdong Zhang, a citizen of China (PRC ID No.: 61032219770521291X); and

(6)	Yingming Chang, a citizen of China (PRC ID No.: 622425197409031610) (together with Yuqiang Deng, Xiangdong Zhang, the “Shareholders”)

(Each of Sungy Data, WFOE, Guangzhou Hengye and each of the Shareholders, a “Party”, and collectively the “Parties”.)

RECITALS

(A)	WHEREAS, Sungy Data hold 100% equity interests in the WFOE.

(B)	WHEREAS, the Shareholders hold 100% equity interest in Guangzhou Hengye;

(C)	WHEREAS, the WFOE and Guangzhou Hengye together with its subsidiaries entered into a Master Exclusive Service agreement dated on August 21, 2013;

(D)	WHEREAS, Sungy Data, the WFOE, Guangzhou Hengye together with its subsidiaries and the Shareholder entered into a Business Cooperation Agreement dated August 21, 2013;

(E)	WHEREAS, the WFOE, Guangzhou Hengye and the Shareholder entered into an Equity Pledge Agreement on August 21, 2013 (the “Equity Pledge Agreement”);

(F)	WHEREAS, as the consideration for the WFOE and its affiliates to provide Guangzhou Hengye and its subsidiaries with services necessary for their business operation, Sungy Data has requested Shareholder to grant Sungy Data an exclusive option through this Agreement which can be exercised by Sungy Data, the WFOE or Sungy Data’s designee, and the Shareholder has agreed to grant such exclusive option to purchase all or part of the equity interest held by the Shareholder in Guangzhou Hengye;

(G)	WHEREAS, as the consideration for the WFOE to provide Guangzhou Hengye and its subsidiaries with services necessary for their business operation, Sungy Data has requested Guangzhou Hengye and its subsidiaries to grant Sungy Data an exclusive option through this Agreement which can be exercised by the WFOE or the Sungy Data’s designee, and to the Guangzhou Hengye and its subsidiaries have agreed to grant such exclusive option to purchase all or part of the assets held by Guangzhou Hengye and its subsidiaries;

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Parties hereby agree as follows:

AGREEMENT

1.	Target Equity Interest

1.1	Sungy Data shall have the right to require the Shareholders to transfer any and all of the equity interest of Guangzhou Hengye the Shareholders hold (“Target Equity”) to Sungy Data, the WFOE or a third party designated by Sungy Data (“Designee”), in whole or in part, subject to Sungy Data’s specific requirements (“Equity Transfer Option”), and the Shareholders shall transfer the Target Equity to Sungy Data, the WOFE and/or its Designee in accordance with Sungy Data’s requirements under the following circumstances:

1.1.1	Sungy Data, the WFOE and/or the Designee can legally own all or part of the Target Equity under the laws of China and administrative regulations; or

1.1.2	Any other circumstances deemed as appropriate or necessary by Sungy Data in its sole discretion.

1.2	Sungy Data shall have the right to exercise its purchase right in whole or in part and to acquire the Target Equity in whole or in part without any limit at any time and from time to time.

1.3	Sungy Data may designate any third party to acquire the Target Equity in whole or in part and the Shareholders shall not refuse and shall transfer the Target Equity in whole or in part to such Designee as requested by Sungy Data.

1.4	Prior to the transfer of the Target Equity to Sungy Data, the WFOE or the Designee according to this Agreement, the Shareholders shall not transfer the Target Equity without Sungy Data’s prior written consent.

2.	Target Assets

2.1	Sungy Data shall have the right to require Guangzhou Hengye and its subsidiaries to transfer any and all of the assets of Guangzhou Hengye and its subsidiaries (“Target Assets”) to the WFOE or a third party designated by Sungy Data (“Designee”), in whole or in part, subject to the Sungy Data’s specific requirements (“Assets Transfer Option”), and Guangzhou Hengye shall (and shall urge its subsidiaries ) transfer the Target Assets to the WOFE and/or the Designee in accordance with the Sungy Data’s requirements under the following circumstances:

2.1.1	The WFOE and/or the Designee can legally own all or part of the Target Assets under the laws of China and administrative regulations; or

2.1.2	Any other circumstances deemed as appropriate or necessary by Sungy Data in its sole discretion.

2.2	The WFOE shall have the right to exercise its purchase right in whole or in part and to acquire the Target Assets in whole or in part without any limit at any time and from time to time.

2.3	Sungy Data may designate any third party to acquire the Target Equity in whole or in part and Guangzhou Hengye shall not (and shall urge its subsidiaries not) refuse and shall transfer the Target Assets in whole or in part to such Designee as requested by Sungy Data.

2.4	Prior to the transfer of the Target Assets to the WFOE or the Designee according to this Agreement, Guangzhou Hengye shall not (and shall urge its subsidiaries not) transfer the Target Assets without Sungy Data’s prior written consent.

3.	Procedures regarding the Exercise of Equity Transfer Option

3.1	Upon signing this Agreement, the Shareholders shall have executed the Equity Interest Transfer Agreement in the format set forth in APPENDIX 1 attached hereto and deliver the said document to Sungy Data.

3.2	If Sungy Data decides to exercise the Equity Transfer Option pursuant to Section 1.1 hereinabove, it shall send written notice to the Guangzhou Hengye and the Shareholders which specifies the proportion of the Target Equity to be acquired and identify the transferee (“Equity Purchase Notice”). Guangzhou Hengye and the Shareholders shall furnish all materials and documents necessary for the registration of said equity interest transfer within 7 days after the date of Equity Purchase Notice;

3.3	If at the time of exercising the Equity Transfer Option, more than one shareholder holds equity in Guangzhou Hengye, each Shareholder and Guangzhou Hengye shall cause such other shareholders to provide their written consent to the transfer of the Target Equity to Sungy Data, the WFOE and/or the Designee(s) and waiving any preemptive right related thereto;

3.4	Guangzhou Hengye and the Shareholders shall cause an Equity Interest Transfer Agreement to be duly executed with respect to each transfer with Sungy Data, the WFOE and/or each Designee (whichever is applicable), in accordance with the provisions of this Agreement and the Equity Purchase Notice regarding the Target Equity;

3.5	The relevant Parties shall execute all other necessary contracts, agreements or documents, obtain all necessary government licenses and permits and take all necessary actions to transfer valid ownership of the Target Equity to Sungy Data, the WFOE and/or the Designee(s), unencumbered by any security interests, and cause Sungy Data, the WFOE and/or the Designee(s) to become the registered owner(s) of the Target Equity. For the purpose of this Section and this Agreement, “security interests” shall include securities, mortgages, third party’s rights or interests, any stock options, acquisition right, right of first refusal, right to offset, ownership retention or other security arrangements, but shall be deemed to exclude any security interest created by this Agreement and the Equity Pledge Agreement.

4.	Procedures regarding the Exercise of Assets Transfer Option

4.1	Upon signing this Agreement, Guangzhou Hengye shall have executed the Assets Transfer Agreement in the format set forth in APPENDIX 2 attached hereto and deliver the said document to Sungy Data.

4.2	If Sungy Data decides to exercise the Assets Transfer Option pursuant to Section 2.1 hereinabove, it shall send written notice to the Guangzhou Hengye which specifies the Target Assets to be transferred and identify the transferee (“Assets Purchase Notice”). Guangzhou Hengye and/or its subsidiaries shall furnish all materials and documents necessary for the assets transfer or the relevant registration (if any) within 7 days after the date of Assets Purchase Notice;

4.3	Guangzhou Hengye and/or its subsidiaries shall cause an Assets Transfer Agreement to be duly executed with respect to each transfer with the WFOE and/or each Designee (whichever is applicable), in accordance with the provisions of this Agreement and the Assets Purchase Notice regarding the Target Assets;

4.4	The relevant Parties shall execute all other necessary contracts, agreements or documents, obtain all necessary government licenses and permits and take all necessary actions to transfer valid ownership of the Target Assets to the WFOE and/or the Designee(s), unencumbered by any security interests, and cause the WFOE and/or the Designee(s) to become the registered owner(s) of the Target Assets.

5.	Transfer Price

5.1	The total transfer price for the Target Equity and/or the Target Assets shall be the lowest price allowable under Chinese laws and administrative regulations at the time of said transfer (“Transfer Price”). If the Target Equity and/or the Target Assets is transferred in installments, the due transfer price for one installment shall be determined in accordance with the proportion of Target Equity and/or the Target Assets under said transfer.

5.2	All the taxes, fees and expenses arising from the transfer of the Target Equity and/or the Target Assets shall be borne by each Party respectively in accordance with the Laws of China.

6.	Covenants

6.1	Covenants of Guangzhou Hengye and the Shareholders

The Shareholders (as the shareholder of Guangzhou Hengye) and Guangzhou Hengye hereby covenant as follows:

6.1.1	Without the prior written consent of Sungy Data or the WFOE, they shall not in any manner supplement, change or amend the articles of association and bylaws of Guangzhou Hengye, increase or decrease its registered capital, or change its structure of registered capital in other manners;

6.1.2	They shall maintain Guangzhou Hengye’s corporate existence in accordance with good financial and business standards and practices by prudently and effectively operating its business and handling its affairs;

6.1.3	Without the prior written consent of Sungy Data or the WFOE, they shall not at any time following the date hereof, sell, transfer, mortgage, pledge or dispose of in any manner any assets of Guangzhou Hengye or any of Guangzhou Hengye’s subsidiaries, as amended from time to time, or legal or beneficial interest in the business (except in the ordinary course of business) or revenues of Guangzhou Hengye, or allow the encumbrance thereon of any security interest;

6.1.4	Without the prior written consent of Sungy Data or the WFOE, they shall not incur, inherit, guarantee or suffer the existence of any debt, except for debts incurred in the ordinary course of business;

6.1.5	They shall always operate all of Guangzhou Hengye’s businesses during the ordinary course of business to maintain the asset value of Guangzhou Hengye and refrain from any action/omission that may affect Guangzhou Hengye’s operating status and asset value;

6.1.6	Without the prior written consent of Sungy Data or the WFOE, they shall not cause Guangzhou Hengye to execute any material contract, except the contracts in the ordinary course of business;

6.1.7	Without the prior written consent of Sungy Data or the WFOE, they shall not cause Guangzhou Hengye to provide any person with any loan or credit other than in the course of ordinary business;

6.1.8	They shall provide Sungy Data or the WFOE with information on Guangzhou Hengye’s business operations and financial condition at WFOE’s request;

6.1.9	If requested by Sungy Data or the WFOE, they shall procure and maintain insurance in respect of Guangzhou Hengye’s assets and business from an insurance carrier acceptable to Sungy Data or the WFOE, at an amount and type of coverage typical for companies that operate similar businesses;

6.1.10	Without the prior written consent of Sungy Data or the WFOE, they shall not cause or permit Guangzhou Hengye to merge, consolidate with, acquire or invest in any person;

6.1.11	They shall immediately notify Sungy Data or the WFOE of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Guangzhou Hengye’s assets, business or revenue;

6.1.12	To maintain the ownership by Guangzhou Hengye of all of its assets, they shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

6.1.13	Without the prior written consent of Sungy Data or the WFOE, they shall ensure that Guangzhou Hengye shall not in any manner distribute dividends to its shareholder(s), provided that upon Sungy Data’s or the WFOE’s written request, Guangzhou Hengye shall immediately distribute part or all distributable profits to its shareholder(s) who shall in turn immediately and unconditionally pay or transfer to Sungy Data or the WFOE any such distribution; and

6.1.14	At the request of Sungy Data or the WFOE, they shall appoint any persons designated by Sungy Data or the WFOE as the director and/or executive director of Guangzhou Hengye.

6.2	Covenants regarding Equity in Guangzhou Hengye

Each Shareholder hereby covenants as follows:

6.2.1	Without the prior written consent of Sungy Data or the WFOE, the Shareholder shall not sell, transfer, pledge or dispose of in any other manner any legal or beneficial interest in the Target Equity or allow the encumbrance thereon of any security interest, except for the pledge placed on the Target Equity in accordance with the Equity Pledge Agreement;

6.2.2	Without the prior written consent of Sungy Data or the WFOE, the Shareholder shall cause the shareholders’ meeting and/or the board of directors and/or executive director of Guangzhou Hengye not to approve the sale, transfer, pledge or disposition in any other manner of any legal or beneficial interest in the Target Equity or allow the encumbrance thereon of any security interest, except for the pledge placed on the Target Equity in accordance with the Equity Pledge Agreement;

6.2.3	The Shareholder shall cause the shareholders’ meeting or the board of directors and/or executive director of Guangzhou Hengye not to approve the merger or consolidation with any person, or the acquisition of or investment in any person, without the prior written consent of Sungy Data or the WFOE;

6.2.4	The Shareholder shall immediately notify Sungy Data or the WFOE of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the Target Equity;

6.2.5	At the request of Sungy Data or the WFOE at any time, the Shareholder shall promptly and unconditionally cause the transfer of the Target Equity to be approved and consummated as set forth in this Agreement;

6.2.6	To the extent necessary to maintain the Shareholder’s ownership in Guangzhou Hengye, the Shareholder shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

6.2.7	The Shareholder shall appoint any designee of Sungy Data or the WFOE as the director and/or executive director of Guangzhou Hengye, at the request of Sungy Data or the WFOE;

6.2.8	The Shareholder shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by and among the Shareholder, Sungy Data, the WFOE and Guangzhou Hengye, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. To the extent that the Shareholder has any remaining rights with respect to the equity interests subject to this Agreement hereunder or under the Equity Pledge Agreement or under the proxy agreement and power of attorney granted in favor of the WFOE, the Shareholder shall not exercise such rights except in accordance with the written instructions of Sungy Data or the WFOE.

7.	Representations and Warranties

The Shareholders and Guangzhou Hengye hereby represent and warrant to Sungy Data and the WFOE, jointly and severally, as of the date of this Agreement and each date of transfer of the Target Equity, that:

7.1	The Shareholders and Guangzhou Hengye have the authority to execute and deliver this Agreement and any relevant Equity Interest Transfer Agreement concerning the Target Equity to be transferred thereunder, and to perform their obligations under this Agreement and any Equity Interest Transfer Agreements;

7.2	The execution and delivery of this Agreement or any Equity Interest Transfer Agreements and the obligations under this Agreement or any Equity Interest Transfer Agreements: (i) do not cause any violation of any applicable laws of China; (ii) are not inconsistent with the articles of association, bylaws or other organizational documents of Guangzhou Hengye; (iii) do not cause the violation of any contracts or instruments to which they are a party or which are binding on them, or constitute any breach under any contracts or instruments to which they are a party or which are binding on them; (iv) do not cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to either of them; and (v) do not cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them;

7.3	The Shareholders have good and merchantable title to the Target Equity. Except for the Equity Pledge Agreement, the Shareholders have not placed any security interest on the Target Equity;

7.4	Guangzhou Hengye has a good and merchantable title to all of its assets, and has not placed any security interest on the aforementioned assets, except for encumbrance disclosed to Sungy Data or the WFOE for which Sungy Data’s or the WFOE’s written consent has been obtained ;

7.5	Guangzhou Hengye does not have any outstanding debts, except for (i) debt incurred in the ordinary course of business; and (ii) debts disclosed to Sungy Data or the WFOE for which Sungy Data’s or the WFOE’s written consent has been obtained; and

7.6	Guangzhou Hengye has complied with all laws and regulations of China applicable to asset acquisitions.

8.	Taxes and Fees

Each Party shall pay any and all transfer and registration tax, expenses and fees incurred thereby or levied thereon in accordance with the laws of China in connection with the preparation and execution of this Agreement and the Equity Interest Transfer Agreement, as well as the consummation of the transactions contemplated under this Agreement and the Equity Interest Transfer Agreement.

9.	Confidentiality

The Parties acknowledge that any oral or written information exchanged among them with respect to this Agreement is confidential information. Each Party shall maintain the confidentiality of all such information, and without obtaining the written consent of other Parties, it shall not disclose any relevant information to any third parties, except in the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange; or (c) information required to be disclosed by any Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor are also bound by confidentiality duties similar to the duties in this section. Disclosure of any confidential information by the staff members or agency hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

10.	Assignment

10.1	Guangzhou Hengye and the Shareholders shall not assign any of their respective rights or obligations under this Agreement to any third party without the prior written consent of Sungy Data or the WFOE.

10.2	Guangzhou Hengye and the Shareholders hereby agree that Sungy Data or the WFOE may assign its rights and obligations under this Agreement as Sungy Data or the WFOE may decide at its sole discretion, and such assignment shall only be subject to a written notice sent to Guangzhou Hengye and the Shareholders.

11.	Entire Agreement and Amendment to Agreement

11.1	This Agreement and all agreements and/ or documents mentioned or included explicitly by this Agreement constitute the complete agreement with respect to the subject matter of this Agreement and shall substitute any and all prior oral agreements, contracts, understandings and communications made by Parties with respect to the subject matter of this Agreement.

11.2	Any modification of this Agreement shall be made in a written form and shall only become effective upon the signature by all Parties of the Agreement. Modifications agreements and supplemental agreements of this Agreements duly executed by Parties shall be parts of this Agreements and shall have the same legal effect as this Agreement.

11.3	In the event that at the time of the Target Equity transfer, there is a need to modify the form of “Equity Interest Transfer Agreement” set forth in APPENDIX 1 attached hereto pursuant to the then effective Chinese laws and administrative regulations, the Parties shall make such modifications in good faith in compliance with Chinese laws and administrative regulations.

11.4	The appendix is an integral part of this Agreement and has the same legal effects as the other parts of the Agreement.

12.	Governing Law and Dispute Resolution

12.1	This Agreement shall be construed in accordance with and governed by the laws of China.

12.2	Any dispute arising from or in connection with this Agreement shall be submitted to China International Economic and Trade Arbitration Commission ( CIETAC ) for arbitration which shall be conducted in accordance with the CIETAC’s arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon all Parties. The place of arbitration shall be in Beijing.

13.	Effective Date and Term

13.1	This Agreement shall be signed and take effect as of the date first set forth above.

13.2	The term of this Agreement shall remain effective as long as Guangzhou Hengye exists unless terminated as provided in Section 14.

14.	Termination

Neither Guangzhou Hengye nor the Shareholders shall have the rights to terminate this Agreement. Notwithstanding the foregoing provisions, Sungy Data or the WFOE may terminate this Agreement at any time with a prior (10) days’ written notice to Guangzhou Hengye and the Shareholders.

15.	Notices

Notices or other communications required to be given by any party pursuant to this Agreement shall be written in English or Chinese and delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of each relevant party as specified by such party from time to time. The date when the notice is deemed to be duly served shall be determined as follows: (a) a notice delivered personally is deemed duly served upon delivery; (b) a notice sent by mail is deemed duly served the tenth (10th) day after the date when the postage prepaid registered airmail was sent out (as is shown on the postmark), or the fourth (4th) day after the delivery date to the courier service company; and (c) a notice sent by facsimile transmission is deemed duly served upon the receipt time as is shown on the transmission confirmation for relevant documents.

16.	Severability

If any provision of this Agreement is judged to be invalid or unenforceable because it is inconsistent with applicable laws, such invalidity or unenforceability shall be only with respect to such laws, and the validity, legality and enforceability of the other provisions hereof shall not be affected.

17.	Counterparts

This Agreement shall be executed in six originals by all Parties, with each Party holding one original. All originals shall have the same legal effect. The Agreement may be executed in one or more counterparts.

18.	Languages

Both Chinese and English versions of this Agreement shall have equal validity. In case of any discrepancy between the English version and the Chinese version, the Chinese version shall prevail.

19.	Others

19.1	The Parties confirm that, this Agreement shall be the extension, supplement, renewal, amendment and/or restatement of the Share Option Agreement. This Agreement shall govern the rights and obligations of the Parties upon the execution, however, this Agreement will not be retrospective and shall not effect the rights and obligations of the Parties under the Share Option Agreement before its effective date.

19.2	The Parties shall revise this Agreement upon the advices given by U.S. Securities and Exchange Commission or other administration authorities or any changes of the listing rules or requirements of U.S. Securities and Exchange Commission in relation to this Agreement.

[The Remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

Sungy Data Ltd.

Authorized Representative:

Signature:	/s/ Yuqiang Deng
Seal: (Seal)

Jiubang Computer Technology (Guangzhou) Co., Ltd.
Authorized Representative:

Signature:	/s/ Yuqiang Deng
Seal: (Seal)

Guangzhou Hengye Software Technology Co., Ltd.
Authorized Representative:

Signature:	/s/ Yuqiang Deng
Seal: (Seal)

Yuqiang Deng

Signature:	/s/ Yuqiang Deng

Xiangdong Zhang

Signature:	/s/ Xiangdong Zhang

[Signature Page to Exclusive Option Agreement]

Yingming Chang

Signature:	/s/ Yingming Chang

[Signature Page to Exclusive Option Agreement]

APPENDIX 1

Equity Interest Transfer Agreement

This Equity Interest Transfer Agreement (“Agreement”) is entered into in Guangzhou, China by:

Transferor:

Transferee:

NOW, the Parties agree as follows concerning the equity interest transfer:

1.	The transferor agrees to transfer to the transferee % of equity interest of Guangzhou Hengye Software Technology Co., Ltd. held by the transferor, and the transferee agrees to accept said equity interest.

2.	After the closing of equity interest transfer, the transferor shall not have any rights and obligations as a shareholder with regard to the transferred shares, and the transferee shall have such rights and obligations as a shareholder of Guangzhou Hengye Software Technology Co., Ltd.

3.	Any matter not covered by this Agreement may be determined by the Parties by way of signing supplementary agreements.

4.	This Agreement shall be effective from the signing day.

5.	This Agreement is executed in four copies, with each party holding one copy. The rest copies are made for the purpose of going through business registration of such change.

Transferor:

Signature:

Date:

Transferee:

Signature:

Date:

APPENDIX 2

Assets Transfer Agreement

This Assets Transfer Agreement (“Agreement”) is entered into in Guangzhou, China by:

Transferor:

Transferee:

NOW, the Parties agree as follows concerning the assets transfer:

1.	The transferor agrees to transfer to the transferee the assets set forth in APPENDIX, and the transferee agrees to accept the said assets.

2.	After the closing of assets transfer, the transferor shall not have any rights and obligations as an owner with regard to the transferred assets, and the transferee shall have such rights and obligations as an owner of the transferred assets.

3.	Any matter not covered by this Agreement may be determined by the Parties by way of signing supplementary agreements.

4.	This Agreement shall be effective from the signing day.

5 .	This Agreement is executed in four copies, with each party holding one copy. The rest copies are made for the purpose of going through any registration (if any) of such change.

Transferor:

Signature:

Date:

Transferee:

Signature:

Date:

APPENDIX: List of Assets